UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      October 27, 2009
Ideation Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 27, 2009, Ideation Acquisition Corp. (“Ideation”) issued a press release announcing that its stockholders have approved all proposals related to the acquisition of SearchMedia International Ltd. at its special meeting of stockholders on October 27, 2009. The transaction is expected to close on or about October 30, 2009, subject to the satisfaction or waiver of all closing conditions. Upon completion of the acquisition, Ideation will change its name to SearchMedia Holdings Limited and its common stock, units and warrants will continue to trade on the NYSE Amex under the ticker symbols IDI, IDI.U, and IDI.WS, respectively. A copy of the press release described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of Ideation Acquisition Corp., dated as of October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2009	IDEATION ACQUISITION CORP.
/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Ideation Acquisition Corp., dated as of October 27, 2009.

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